CONSENT OF COUNSEL

            We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about October 15, 2014.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
October 15, 2014